Consent of Independent Certified Public Accountants




The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-16039) of The Source Information Management Company (the Company) of our report dated March 27, 1998, relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB as of and for the year ended January 31, 1998.



                                             /s/ BDO Seidman, LLP
St. Louis, Missouri
April 30, 1998